Exhibit 10.6

MARKETING AGENT AGREEMENT
THIS AGREEMENT is made and entered into as of this [____]  day of [____], 2021 by and among Sprott ESG Gold ETF, a Delaware statutory trust (the “Trust”), which is sponsored by Sprott Asset Management LP, a Canadian limited partnership (the “Sponsor”), and Sprott Global Resource Investments Ltd., a California limited partnership and an affiliate of the Sponsor (“SGRIL” or the “Marketing Agent”).
WHEREAS, the Sponsor is registered with the Ontario Securities Commission as an investment fund manager, a portfolio manager and as an exempt market dealer and a commodity trading manager;
WHEREAS, the Trust is a statutory trust organized under the laws of the State of Delaware;
WHEREAS, the Trust has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement (including a Prospectus) for the Trust under the Securities Act of 1933, as amended (the “1933 Act”) (collectively, “Registration Statement”);
WHEREAS, the Trust intends to create and redeem shares of beneficial interest in the Trust (the “Shares”) only in creation unit aggregations (“Creation Unit”) on a continuous basis, and list the Shares on one or more national securities exchanges;
WHEREAS, SGRIL is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);
WHEREAS, the Trust desires to retain SGRIL to provide certain services in connection with the creation and redemption of Shares of the Trust; and
WHEREAS, SGRIL is willing to provide certain services for the Trust on the terms and conditions hereinafter set forth.
NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.	Definitions.
Wherever they are used herein, the following terms have the following respective meanings:
“Prospectus” means the Prospectus constituting parts of the Registration Statement of the Trust under the 1933 Act as such Prospectus may be amended or supplemented and filed with the SEC from time to time.
“Registration Statement” means the registration statement most recently filed from time to time by the Trust with the SEC and effective under the 1933 Act, as such registration statement is amended by any amendments thereto at the time in effect.
All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

2.	Duties of SGRIL
(a) SGRIL shall use commercially reasonable efforts to provide the following services to the Trust with respect to the creation and redemption of Creation Units of the Trust:
(i) work with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent;
(ii) maintain copies of confirmations of Creation Unit creation and redemption order acceptances;
(iii) use reasonable efforts to review and approve, prior to use, all Trust advertising, sales and marketing materials submitted to SGRIL for review by the Sponsor (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and file all such Marketing Materials required to be filed with FINRA.  SGRIL agrees to furnish to the Trust or the Sponsor any comments provided by FINRA with respect to such materials;
(iv) assist the Sponsor in the preparation of Marketing Materials and provide other marketing services with respect to the Trust, as requested by the Sponsor; and
(v) maintain records related to the foregoing and produce such records upon reasonable request from the Trust or the Sponsor.
(b) The services furnished by SGRIL hereunder are not to be deemed exclusive and SGRIL shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.
3.	Duties of the Trust
(a) The Trust agrees to create, issue, and redeem Creation Units of the Trust in accordance with the procedures described in the Prospectus. Upon reasonable notice to SGRIL and in accordance with the procedures described in the Prospectus, the Trust reserves the right to reject any order for Creation Units or to stop all receipts of such orders at any time.
(b) The Trust agrees that it will take all actions necessary to register, and maintain the registration of, the Shares under the 1933 Act.
(c) SGRIL acknowledges and agrees that the Trust reserves the right to suspend sales and SGRIL’s authority to review and approve orders for Creation Units on behalf of the Trust. Upon due notice to SGRIL, the Trust shall suspend SGRIL’s authority to review and approve Creation Units if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.
(d) The Trust shall arrange to provide the listing exchanges with copies of Prospectuses and product descriptions that are required to be provided by the Trust to purchasers in the secondary market.
(e) The Trust will make it known that Prospectuses and product descriptions are available by making sure such disclosures are in all marketing and advertising materials prepared by the Trust.

4.	Representations, Warranties and Covenants of the Trust.
(a) The Trust hereby represents and warrants to SGRIL, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:
(i) it is duly organized and validly existing under the laws of the jurisdiction of its organization, and is and at all times will remain duly authorized to carry out its obligations as contemplated herein;
(ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action;
(iii)  its entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Trust is a party or by which it is bound;
(iv) it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted;
(v)  the Registration Statement and the Trust’s Prospectus have been prepared, and all marketing materials shall be prepared, in all material respects, in conformity with the 1933 Act, the rules and regulations of the SEC, and any other applicable laws, rules, or regulations;
(vi)  the Registration Statement and the Trust’s Prospectus contain, and all marketing materials shall contain, all statements required to be stated therein in accordance with the 1933 Act and any other applicable laws, rules, and regulations;
(vii) all statements of fact contained therein, or to be contained in all marketing materials, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the Registration Statement, the Prospectus, nor any marketing materials shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Trust’s Prospectus in light of the circumstances in which made, not misleading; and
(viii) except as otherwise noted in the Registration Statement and Prospectus, the offering price for all Creation Units will be the aggregate net asset value of the Shares per Creation Unit of the Trust, as determined in the manner described in the Registration Statement and Prospectus.
(b) The Trust shall fully cooperate in the efforts of SGRIL in the provision of the services described in this Agreement.  In addition, the Trust shall keep SGRIL fully informed of its affairs as they relate to the Trust and shall provide to SGRIL from time to time copies of all information that SGRIL may reasonably request for use in connection with the provision of the services described in this Agreement.
5.	Representations, Warranties and Covenants of SGRIL.
SGRIL hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a) it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;
(b) this Agreement has been duly authorized, executed and delivered by SGRIL and, when executed and delivered, will constitute a valid and legally binding obligation of SGRIL, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;
(c) it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; and
(d) it is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA.
6.	Reimbursement for Expenses.
(a) SGRIL shall be entitled to receive reimbursement from the Sponsor related to its reasonable expenses incurred in connection with the services hereunder or for additional services as may be agreed to between the parties.
(b) The Trust shall bear the cost and expenses of: (i) the registration of Shares for sale under the 1933 Act; and (ii) the costs related to any filings required pursuant to the United States securities laws and regulations and rules of the SEC and FINRA, as applicable.
(c) The payments to the Marketing Agent under this Agreement, when combined with selling commissions charged by other FINRA members and other payments that would constitute underwriting compensation as defined in FINRA Rule 2310, will not exceed ten percent (10%) of the aggregate dollar amount of the offering.  The Trust will advise the Marketing Agent if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members and other payments that would constitute underwriting compensation as defined in FINRA Rule 2310, in order to comply with the ten percent (10%) limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.
(d) The Trust shall provide to the Marketing Agent on an on-going basis information sufficient to enable Marketing Agent to ensure compliance with FINRA Rule 2310, including calculations of underwriting compensation and total offering and operating expenses.
7.	Indemnification.
(a) The Trust shall indemnify, defend and hold SGRIL, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled SGRIL within the meaning of Section 15 of the 1933 Act (collectively, the “SGRIL Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any SGRIL Indemnitee may incur arising out of or relating to (i) SGRIL’s provision of services to the Trust in accordance with the terms and conditions of this Agreement; (ii) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (iii) the Trust’s failure to comply in all material respects with any applicable laws, rules, or regulations; or (iv) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Trust’s obligation to indemnify any of the SGRIL Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such advertising materials or sales literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by SGRIL to the Trust in writing for use in such Prospectus or any such advertising materials or sales literature.

(b) SGRIL shall indemnify, defend and hold the Trust, its affiliates, and each of their respective directors, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Trust Indemnitees”), free and harmless from and against any and all Losses that any Trust Indemnitee may incur arising out of or relating to (i) SGRIL’s breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) SGRIL’s failure to comply in all material respects with any applicable laws, rules, or regulations; or (iii) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust by the Marketing Agent for use in such Prospectus, sales literature and advertising materials or other information filed or made public by the Trust.
(c) In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).
(d) Failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, except to the extent failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them. The indemnifying party agrees to notify the indemnified party promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the purchase or redemption of any of the Creation Units or the Shares.
(e) No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 7(a) or 7(b) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld.  No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action and does not admit fault.
8.	Limitations on Damages.
Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party.

9.	Force Majeure.
Neither Party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, Acts of Nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics, pandemics or other public health emergencies; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities, and the other Party shall have no right to terminate this Agreement in such circumstances.
10.	Duration and Termination.
(a) This Agreement shall become effective as of the date first set forth above.  Unless sooner terminated as provided herein, this Agreement shall continue in effect for [___] years from the date hereof.  Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive one-year periods.
(b) Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, upon no less than (i) 30 days’ written notice by the Trust, or (ii) 90 days’ written notice by SGRIL.
11.	Confidentiality.
During the term of this Agreement, SGRIL and the Trust may have access to non-public confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means non-public or proprietary information belonging to one of the parties that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes non-public or proprietary information that may be financial information, proposals and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except  (i) as required in the course of this Agreement, (ii) as provided by the other party, or (iii)  as required by applicable law, rule, or regulation or in response to a routine self-regulatory examination or request for information directed at the receiving party.
12.	Notices.
Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) If to SGRIL:	(ii) If to the Trust:
Sprott Global Resource Investments LTD 1910 Palomar Point Way - #200 Carlsbad, CA 92008 Attn: Tom Ulrich Telephone: [______] Email: tulrich@sprottglobal.com

Sprott Asset Management LP
c/o Sprott ESG Gold ETF
Royal Bank Plaza, South Tower
200 Bay Street, Suite 2600
Toronto, Ontario, Canada M5J 2J1

Attn: Arthur Einav
Telephone: (416) 943-8099
Email: aeinav@sprott.com

13.	Modifications.
The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by SGRIL and the Trust.
14.	Governing Law.
This Agreement shall be construed in accordance with the laws of the State of [____], without regard to the conflicts of law principles thereof.
15.	Assignment.
This Agreement may not be assigned by either Party without the prior written consent of the other Party.  This Agreement shall be binding upon and inure to the benefit of the Parties’ representatives, successors, heirs, and permitted assigns, as applicable.  A change in control shall not be construed to be an assignment.
16.	Entire Agreement.
This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.
17.	Survival.
The provisions of Sections 7, 8, 9, 11, 14, 17, and 19 of this Agreement shall survive any termination of this Agreement.
18.	Anti-Money Laundering.
SGRIL represents and warrants that it has, and shall maintain, an anti-money laundering program (“AML Program”) that, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, and (vi) allows for appropriate regulators to examine its anti-money laundering books and records.

19.	Miscellaneous.
The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement shall be construed as if drafted jointly by both SGRIL and the Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement. This Agreement may be executed by the Parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document. Nothing herein contained shall prevent SGRIL from entering into similar distribution arrangements or from providing the services contemplated hereunder to other investment companies or investment vehicles. This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.
20.	Liability of Sponsor.
It is expressly understood and agreed by SGRIL that:
(a) this Agreement is executed and delivered on behalf of the Trust by the Sponsor, not individually or personally, but solely as Sponsor of the Trust in the exercise of the powers and authority conferred and vested in it;
(b) the representations, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Trust;
(c) nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto; and
(d) under no circumstances shall the Sponsor be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related document.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.
SPROTT GLOBAL RESOURCE INVESTMENTS LTD.

By:
Name:
Title:

SPROTT ESG GOLD ETF

	By:	Sprott Asset Management, LP, not in its individual capacity but solely as Sponsor

By:
Name:
Title: